Exhibit 99.1

NEWS RELEASE

IMMUNOMEDICS APPOINTS MICHAEL PEHL PRESIDENT AND

CHIEF EXECUTIVE OFFICER TO LEAD NEXT PHASE OF

TRANSFORMATIVE GROWTH

Brendan Delaney Named Chief Commercial Officer

Morris Plains, N.J., November 9, 2017 — Immunomedics, Inc.,  (NASDAQ:  IMMU) (“Immunomedics” or the “Company”) today announced that its Board of Directors has voted to appoint Michael Pehl as President and Chief Executive Officer (“CEO”), effective December 7, 2017. He has also been appointed to the Board, effective as of the commencement date of Mr. Pehl’s employment. Immunomedics also announced that Brendan Delaney has been appointed Chief Commercial Officer (“CCO”) at Immunomedics, effective as of November 10, 2017. Michael Garone, current Chief Financial Officer (“CFO”) and Interim CEO, will resume his role as CFO.

Discussing the addition of Mr. Pehl, Dr. Behzad Aghazadeh, Chairman of the Board of Immunomedics, stated, “Today’s announcement represents the culmination of an intensely thorough - but ultimately extremely rewarding - search process for the right leader to guide the next phase in the transformation of Immunomedics. As we undertook this task, the Board and I were focused on finding a best-in-class talent with a proven ability to successfully navigate the approval and commercialization of ground-breaking drugs in the oncology space - which we are confident IMMU-132 and other products in our pipeline will be. While Michael’s track record in this area speaks for itself, it was his less tangible qualities that made it clear he was the right choice. As we did our diligence, we repeatedly heard Michael lauded for his strategic vision, operational expertise and confident execution ability. Perhaps most importantly, we time and again heard him singled out for his unique capacity to effectively and compassionately communicate across a spectrum of audiences including patients, KOLs, investors, regulators and fellow team members. This is the type of singular leader we were looking for and are thrilled to have found for Immunomedics.”

Mr. Pehl brings to Immunomedics a history of success as a global pharmaceutical leader. Most recently, he served as President, Hematology & Oncology, at Celgene Corporation (“Celgene”), and prior to that was the company’s Head of Global Marketing, Head of Hematology Europe and the first General Manager of Celgene in Germany. Over the course of his 11 years at Celgene, Mr. Pehl has launched multiple blockbuster drugs in the areas of hematology and oncology, including Revlimid, Pomalyst, and Abraxane.

Notably, he has demonstrated an exceptional acumen for realizing lifecycle opportunities and developing pipeline drugs, reflected by the steep revenue growth of Celgene’s Hematology and Oncology business. Under his leadership, Celgene developed and launched the Acute Myeloid Leukemia (AML) drug IDHIFA in industry-record time, and also built an industry-leading pipeline of late and early stage products to treat multiple high-unmet need conditions. Prior to his time as Celgene, Michael served in a number of commercial leadership positions at Amgen in Europe.

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Michael Pehl, Immunomedics CEO-designee, stated, “This chance to lead Immunomedics represents a uniquely exciting point-in-time opportunity. Based on the public data on IMMU-132 and available information regarding the Company’s pipeline, I believe the antibody-drug conjugates of Immunomedics have a high likelihood of improving the lives of countless patients with significant unmet medical needs. Now more than ever, this is an absolute priority for me in my career.”

Pehl continued, “I was also attracted to this role by the chance to help develop and instill a science based and patient centric culture of performance excellence at Immunomedics. The technology, science and talent the Company has at its disposal are world-class, and I am honored that Behzad and the Board have turned the reins over to me. While the U.S. and global approval and commercialization of IMMU-132 for metastatic triple negative breast cancer are a key goal for me and my team, we simultaneously will be focused on developing IMMU-132 in multiple solid tumor indications, thereby laying the foundation to transform Immunomedics into a recognized leader in the field of antibody-drug conjugates.”

Immunomedics also announced today that Brendan Delaney has joined the Company as Chief Commercial Officer. Brendan was most recently Vice President, U.S. Commercial Hematology Oncology at Celgene. In this role, Brendan oversaw a team of roughly 400 professionals across sales, marketing and strategic alliances. Notably, under Brendan’s leadership, the revenue for the group grew to over $7 billion annually, representing a significant proportion of Celgene’s global revenue. Prior to this role, Brendan held a series of other senior-level marketing roles at Celgene. Before coming to Celgene he was at Novartis for five years, serving in a number of U.S. and global marketing roles within the Company’s oncology business unit. Over the course of his 22-year commercial career Brendan has been involved in the launch of nine new oncology products and indications.

In his role as CCO at Immunomedics, Brendan will be responsible for building out the Company’s commercialization team including sales, marketing, market access and pricing. He will report directly to Michael Pehl.

Dr. Aghazadeh said, “Brendan is one of the top commercial leaders in oncology, with deep experience managing cross-functional teams and successfully launching high-value oncology drugs. We believe he is the ideal candidate to lead the launch of the IMMU-132 franchise. Further, Brendan is a truly collaborative and strategic leader who understands how to optimally organize and deploy the commercial function of a top-tier biotech company, making him an excellent fit for where we are at Immunomedics - and more importantly - where we are going as we become a commercial organization ourselves.”

Brendan Delaney, Chief Commercial Officer, Immunomedics, stated, “I am thrilled to take on the challenge of building a commercial unit from the ground up at Immunomedics. What makes the opportunity even more exciting is my belief that IMMU-132 will truly address a high unmet need for patients and potentially serve as foundational therapy for multiple solid tumor indications. Additionally, I have deep respect for Michael Pehl from our time working together at Celgene and cannot wait to collaborate to define and execute the commercial strategy at Immunomedics.”

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About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ most advanced product candidate is IMMU-132 (sacituzumab govitecan), an antibody-drug conjugate that has received Breakthrough Therapy Designation from the FDA for the treatment of patients with metastatic triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics’ primary goal is to bring IMMU-132 to market for the benefit of patients and the creation of stockholder value. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements, forecasts of future operating results, potential collaborations, and capital raising activities, timing for bringing any product candidate to market, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media/Investor Contact:

Dan Zacchei / Josh Hochberg

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

Jhochberg@sloanepr.com

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